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As filed with the Securities and Exchange Commission on June 29, 2004

Registration No. 333-[            ]

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4545390 (I.R.S. Employer Identification No.)
500 South Buena Vista Street Burbank, California 91521 (Address, including zip code, of each registrant's principal executive offices)
Disney Salaried Savings and Investment Plan Disney Hourly Savings and Investment Plan Go.com Savings and Investment Plan (Full Title of the Plans)

David K. Thompson, Esq.
Senior Vice President-Deputy General Counsel-Corporate and Corporate Secretary
500 South Buena Vista Street
Burbank, California 91521
(818) 560-1000
(Name, address, including zip code, and telephone number, including area code of agent for services)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Unit(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee(4)

Common Stock, par value $0.01 per share	2,625,000 shares	$24.63	$64,653,750	$8,191.63

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered pursuant to the employee benefit plans described herein.

(2)
Represents shares of the registrant's common stock issuable pursuant to the Disney Salaried Savings and Investment Plan, the Disney Hourly Savings and Investment Plan and the Go.com Savings and Investment Plan being registered hereon in the following amounts: 2,050,000 shares under the Disney Salaried Savings and Investment Plan, 500,000 shares under the Disney Hourly Savings and Investment Plan and 75,000 shares under the Go.com Savings and Investment Plan (each, a "Plan" and collectively, the "Plans"). Pursuant to a separate registration statement on Form S-8 filed January 17, 1996 (Registration No. 333-00251), the registrant previously registered 2,000,000 shares of common stock issuable pursuant to the Disney Salaried Savings and Investment Plan, which are not included in the above figure.

(3)
This registration statement shall also cover any additional shares of common stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant's outstanding shares of common stock or shares issuable pursuant to awards granted under the Plans.

(4)
Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on June 23, 2004.

EXPLANATORY NOTE

        This registration statement registers 2,625,000 shares of the common stock, par value $0.01 per share (the "Common Stock"), of The Walt Disney Company (the "Company") that may be issued and sold under the Disney Salaried Savings and Investment Plan, the Disney Hourly Savings and Investment Plan and the Go.com Savings and Investment Plan (each, a "Plan" and collectively, the "Plans"). Pursuant to a separate registration statement on Form S-8 filed on January 17, 1996 (Registration No. 333-00251), the registrant previously registered 2,000,000 shares of Common Stock issuable pursuant to the Disney Salaried Savings and Investment Plan, which are not included in the above figure.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    Plan Information.*

ITEM 2.    Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in this Part I of this Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

        The following documents previously filed with the SEC are incorporated by reference in this registration statement:

        (a)    The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, filed on December 12, 2003.

        (b)    The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, filed on February 11, 2004.

        (c)    The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 13, 2004.

        (d)    Annual Report on Form 11-K of the Disney Salaried Savings and Investment Plan for the fiscal year ended December 31, 2003, filed on June 28, 2004.

        (e)    Annual Report on Form 11-K of the Disney Hourly Savings and Investment Plan for the fiscal year ended December 31, 2003, filed on June 28, 2004.

        (f)    Annual Report on Form 11-K of the Go.com Savings and Investment Plan for the fiscal year ended December 31, 2003, filed on June 28, 2004.

        (g)    The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on November 17, 1999.

        All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.    Description of Securities.

        Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

        Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

        The Company's Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or by reason of the fact that such director or officer, at the request of the Company, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

        Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

        The Company's Restated Certificate of Incorporation and Bylaws further provide that (i) the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law, and (ii) the Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any and all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

        The Company maintains an officer's and director's liability insurance policy insuring its officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made to such officers and directors.

        The Company has also entered into indemnification agreements (the "Indemnification Agreements") with certain of its directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to the Company if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreements) of the Company which is not approved by the Board of Directors of the Company, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by the Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change In Control (as defined in the Indemnification Agreements), the Indemnitee may require the Company to establish a trust for his or her benefit and to fund such trust in amounts reasonably anticipated or proposed to be paid to satisfy the Company's indemnification obligations under the Indemnification Agreements.

        The foregoing summaries are necessarily subject to the complete text of the statute, the Company's Restated Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 7.    Exemption from Registration Claimed.

        Not applicable.

ITEM 8.    Exhibits.

        The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (No. 333-88105) of the Company, filed September 30, 1999).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 13, 2004).
23.1	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (included on the signature page).

        The Company will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

ITEM 9.    Undertakings.

        The undersigned registrant hereby undertakes:

  (a)
  (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on June 29, 2004.

THE WALT DISNEY COMPANY
By:	/s/ DAVID K. THOMPSON David K. Thompson Senior Vice President- Deputy General Counsel-Corporate and Corporate Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Thomas O. Staggs and David K. Thompson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 29, 2004	By:	/s/ MICHAEL D. EISNER Michael D. Eisner Director and Chief Executive Officer (Principal Executive Officer)
Date: June 29, 2004	By:	/s/ ROBERT A. IGER Robert A. Iger Director and President and Chief Operating Officer (Principal Operating Officer)
Date: June 29, 2004	By:	/s/ THOMAS O. STAGGS Thomas O. Staggs Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 29, 2004	By:	/s/ JOHN J. GARAND John J. Garand Executive Vice President- Planning and Control (Principal Accounting Officer)
Date: June 29, 2004	By:	/s/ GEORGE J. MITCHELL George J. Mitchell Chairman of the Board
Date: June 29, 2004	By:	/s/ JOHN E. BRYSON John E. Bryson Director
Date: June 29, 2004	By:	/s/ JOHN S. CHEN John S. Chen Director
Date: June 29, 2004	By:	/s/ JUDITH L. ESTRIN Judith L. Estrin Director
Date: June 29, 2004	By:	/s/ AYLWIN B. LEWIS Aylwin B. Lewis Director
Date: June 29, 2004	By:	/s/ MONICA C. LOZANO Monica C. Lozano Director
Date: June 29, 2004	By:	/s/ ROBERT W. MATSCHULLAT Robert W. Matschullat Director
Date: June 29, 2004	By:	/s/ LEO J. O'DONOVAN, S.J. Leo J. O'Donovan, S.J. Director

Date: June 29, 2004	By:	/s/ GARY L. WILSON Gary L. Wilson Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on June 29, 2004.

DISNEY SALARIED SAVINGS AND INVESTMENT PLAN
DISNEY HOURLY SAVINGS AND INVESTMENT PLAN
GO.COM SAVINGS AND INVESTMENT PLAN
By:	/s/ ROBERT FOSTER Robert Foster Administrator for the Plans

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (No. 333-88105) of the Company, filed on September 30, 1999).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 13, 2004).
23.1	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (included on the signature page).

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS